UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2007

Home Solutions of America, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31711	99-0273889
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Dragon Street, Suite B, Dallas, Texas	75207
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 623-8446

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 18, 2007, Home Solutions of America, Inc. issued a press release, which is attached hereto as Exhibit 99.1 and incorporated herein by reference, announcing that Fireline Restoration, Inc., its wholly-owned subsidiary (“Fireline”), has entered into a joint venture agreement with Blue Diamond Construction, Inc., a New York-based construction management firm, to develop and construct 339 residential condominiums and 160,000 square feet of mixed use retail space located in the boroughs of Brooklyn, Manhattan and Queens, New York. The value of the contracts to Fireline exceeds $100 million. Construction is anticipated to begin during the third quarter of 2007 and is expected to be completed by 2009. Fireline is expected to complete approximately $12 million in work under the contract in 2007.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated May 18, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOME SOLUTIONS OF AMERICA, INC.

Date: May 24, 2007

By: /s/ Frank J. Fradella
Frank J. Fradella
Chairman and Chief Executive Officer

Exhibit Index

99.1	Press Release dated May 18, 2007.